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                          FUND PARTICIPATION AGREEMENT

     THIS AGREEMENT is executed as of April 30, 2012, and effective as of May 1, 2012, by and among BLACKROCK VARIABLE SERIES FUNDS, INC. an open-end management investment company organized as a Maryland corporation (the "Fund"), BLACKROCK INVESTMENTS, LLC ("BRIL"), a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (the "Underwriter"), and RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK, a life insurance company organized under the laws of the state of New York (the "Company"), on its own behalf and on behalf of each separate account of the Company currently in existence or hereinafter created, as set forth on Schedule A hereto, as may be amended from time to time (each account hereinafter referred to individually as an "Account" and collectively as the "Accounts").

                                  WITNESSETH:

     WHEREAS, the Fund has filed a registration statement with the Securities and Exchange Commission ("SEC") to register itself as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and to register the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Fund desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Fund and the Underwriter (the "Participating Insurance Companies"); and

     WHEREAS, the Underwriter is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the Financial Industry Regulatory Authority ("FINRA") and acts as principal underwriter of the shares of the Fund; and

     WHEREAS, the Underwriter serves as principal underwriter or distributor of each of the series of shares, ("Shares") of the portfolios of the Fund (each such portfolio now existing or hereafter existing, a "Portfolio" and collectively, the "Portfolios"); and

     WHEREAS, the shares of the Portfolios offered by the Fund to the Company and the Accounts are set forth on Schedule B attached hereto; and

     WHEREAS, the Fund has received an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit Shares of the Portfolios to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the "Shared Funding Exemptive Order"); and

     WHEREAS, BlackRock Advisors, LLC ("BAL" or the "Adviser") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is the Fund's investment adviser; and

     WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and/or variable annuity contracts funded or to be funded through one or more of the Accounts (the "Contracts") and will sell the Contracts to Contract owners ("Contract owners"); and

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     WHEREAS, the Company has registered or will register each Account as a unit investment  trust  under  the  1940  Act;  and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Shares in one or more of the Portfolios on behalf of the Accounts to fund the Contracts, and the Fund intends to sell such Shares to the relevant Accounts at such Shares' net asset value.

     NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                   ARTICLE 1
                            SALE OF THE FUND SHARES

1.1 (a) Subject to Article 7 hereof, the Fund shall make available to the Company, for purchase on behalf of the Accounts, Shares of the Portfolios in accordance with this Agreement and the provisions of the then-effective prospectus and Statement of Additional Information ("SAI") of the Fund (collectively, "Prospectus"). The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving and accepting purchase, exchange and redemption requests on behalf of the Accounts (but not with respect to any Shares that may be held in the general account of the Company) for Shares of those Portfolios made available hereunder, based on allocations of amounts to the Accounts or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Accounts. Receipt of such orders by the Company shall constitute receipt by the Fund.

     (b) Shares of a particular Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Directors of the Fund (the "Directors") may refuse to sell Shares of any Portfolio to any person (including the Company and the Accounts), or suspend or terminate the offering of Shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction in their sole discretion when acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, if they deem such actions necessary in the best interests of the shareholders of such Portfolio (it being understood that for this purpose shareholders means Contract owners).

     (c) The Fund or its designee will compute the closing net asset value and any dividend, income accrual, and capital gains information for the Portfolios as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. Eastern Time, the "Close of Trading") on each day the New York Stock Exchange is open for business (a "Business Day") as described in the applicable Portfolio's Prospectus. The Fund or its designee will use its best efforts to communicate to the Company such information by 7:00 p.m. Eastern Time on each Business Day. In the event an adjustment is made to the computation of the net asset value of Shares of the Portfolios as reported to the Company, the Fund or its designee shall notify the Company promptly after the need for any such adjustment in the following manner:

     (1) Fund/SERV Transactions. If the parties choose to use the National Securities Clearing Corporation's Mutual Fund Settlement, Entry and Registration Verification ("Fund/SERV") system, any corrections to a Portfolio's prices for the prior trade date will be submitted through the Mutual Fund Profile with the correct prices and applicable date. If the corrections are dated later than trade date plus one, an electronic transmission should be sent in addition to the Mutual Fund Profile submission; or

     (2) Manual Transactions. If the parties choose not to use Fund/SERV, if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, any corrections to a Portfolio's prices should be communicated by facsimile or by electronic transmission, and will include for each day on which an adjustment

                                       2
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          has occurred the incorrect Portfolio price, the correct price, and, to the extent communicated to Portfolio shareholders, the reason for the adjustment. The Company may send this notification or a derivation thereof to Contract owners whose Contracts are affected by the adjustment.

     (3) Pricing Error Corrections. If an adjustment is to be made to correct an error which has caused an Account to receive an amount different from that to which it is entitled, the Portfolio shall make all necessary adjustments to Shares owned in the Account. In the event that any such material error is the result of negligence of the Fund, the Underwriter shall be liable for the Company's out-of-pocket expenses and other direct costs or losses related to adjustments made as a result of a pricing error in an amount not to exceed $1,000 per day and not to exceed $5,000 per occurrence.

(d) If the parties choose to use Fund/SERV, the following provisions shall apply:

     The Company and the Fund or its designee will be bound by the rules of the National Securities Clearing Corporation ("NSCC"). Without limiting the generality of the following provisions of this section, the Company and the Fund or its designee each will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV and the Networking Matrix Level utilized. Any information transmitted through NSCC's Networking system ("Networking") by any party to the other and pursuant to this Agreement will be accurate, complete, and in the format prescribed by the NSCC. Each party will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Networking and to limit the access to, and the inputting of data into, Networking to persons specifically authorized by such party.

     On each Business Day, the Company shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company prior to the Close of Trading on each Business Day. The Company shall communicate to the Fund or its designee for that Business Day, by Fund/SERV, the net aggregate purchase or redemption orders (if any) for each Account received by the Close of Trading on such Business Day (the "Trade Date") no later than 7:00 a.m. Eastern Time on the first Business Day following the Trade Date. The Fund or its designee shall treat all trades communicated to the Fund or its designee in accordance with this provision as if received prior to the Close of Trading on the Trade Date.

     All orders are subject to acceptance by the Fund or its designee and become effective only upon confirmation by the Fund or its designee. Upon confirmation, the Fund or its designee will verify total purchases and redemptions and the closing share position for each Account. In the case of delayed settlement, the Fund or its designee shall make arrangements for the settlement of redemptions by wire within 5 days or no later than the time permitted for settlement of redemption orders under certain limited circumstances as set forth in Section 22 and Rule 22 of the Investment Company Act of 1940, as amended (the "1940 Act"). For the avoidance of doubt, the Fund shall not provide the Company with any preferential liquidity rights, and the Accounts shall be treated on the same terms as any other redeeming shareholders of a Fund.

     Unless otherwise informed in writing, such redemption wires should be sent to:

               Bank:           Wells Fargo
               ABA#:           121000248
               Account Title:  RiverSource Life Insurance Company
               Account No.:    0000029874

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(e)  If the parties choose not to use Fund/SERV, if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, the following provisions shall apply:

          Next Day Transmission of Orders. On each Business Day, the Company shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company prior to the Close of Trading on such Business Day. Prior to 9:00 a.m. Eastern Time (or such other time as may be agreed by the parties from time to time) on the next following Business Day, the Company shall communicate to the Fund or its designee by facsimile or, in the Company's discretion, by telephone or any other method agreed upon by the parties, the net aggregate purchase or redemption orders (if any) for each Account received by the Close of Trading on the prior Business Day (the "Trade Date"). All orders communicated to the Fund or its designee by the 9:00 a.m. deadline (or such other time as may be agreed by the parties from time to time) shall be treated by the Fund or its designee as if received prior to the Close of Trading on the Trade Date.

          Purchases. With respect to purchase orders placed by the Company by 9:00 a.m. Eastern Time on the first Business Day following the Trade Date, the Company will use its best efforts to transmit each purchase order to the Fund or its designee in accordance with written instructions previously provided by the Fund or its designee to the Company. The Company will use its best efforts to initiate by wire transfer to the Fund or its designee purchase amounts by 4:00 p.m. Eastern Time on the next Business Day following the Trade Date.

          Redemptions. With respect to redemption orders placed by the Company by 9:00 a.m. Eastern Time on the first Business Day following the Trade Date, the Fund or its designee will use its best efforts to initiate by wire transfer to the Company proceeds of such redemptions by 4:00 p.m. Eastern Time on the next Business Day following the Trade Date.

          Unless otherwise informed in writing, such redemption wires should be sent to:

               Bank:           Wells Fargo
               ABA#:           121000248
               Account Title:  RiverSource Life Insurance Company
               Account No.:    0000029874

     1.2 Subject to Section 1.3, the Fund will redeem any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account at the most recent net asset value provided to the Company prior to receipt by the Fund (or the Fund's transfer agent) of the request for redemption, as established in accordance with the operational procedures mutually agreed to by the Fund and the Company from time to time and the provisions of the then current prospectus of the Portfolios. The Fund shall make payment for such shares in accordance with Section 1.4, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act (including any Rule or order of the SEC thereunder).

     1.3 (a) The Company will not aggregate orders received from its Contract owners after the Close of Trading (typically 4:00 p.m. Eastern Time) with orders received before the Close of Trading, and warrants that its internal control structure concerning the processing and transmission of orders is suitably designed to prevent or detect on a timely basis orders received after the Close of Trading from being aggregated with orders received before the Close of Trading and to minimize errors that could result in late transmission of orders. Orders received by Company before the Close of Trading will receive that day's net asset value and Orders received by Company after the Close of Trading will receive the next day's net asset value.

     (b) The Fund shall accept purchase and redemption orders resulting from investment in and payments under the Contracts on each Business Day, provided that such orders are received prior to 9:00 a.m. Eastern Time and reflect instructions received by the Company from Contract holders in good order prior to the time the net asset value of each Portfolio is priced in accordance with the preceding paragraph and the Fund's Prospectus on the prior Business Day. Purchase and redemption orders shall be provided by the Company in such written or electronic form (including, without limitation, facsimile) as may be mutually acceptable to the Company and the Fund. The Fund may reject purchase and redemption orders which are not in the form prescribed in the Fund's Prospectus. In the event that the Company and the Fund agree to use a form of written or electronic communication which is not capable of recording the time, date and recipient of any communication and confirming good transmission, the Company agrees that it shall be responsible for confirming that any communication sent by the Company was in fact received by the Fund or its designee, in proper form and in accordance with the terms of this Agreement. The Fund and its agents or designees shall be entitled to rely upon, and shall be fully protected from all liability in acting upon, the instructions of the authorized individuals.

     1.4 With respect to purchase orders that are transmitted to the Fund or its designee in accordance with Section 1.1, the Company shall pay for Portfolio Shares on the next Business Day following the Trade Date. Payments shall be made in federal funds transmitted by wire. In the event that the Company shall fail to pay in a timely manner for any purchase order validly received by the Fund or its designee pursuant to Section 1.3, the Company shall hold the Fund or its designee harmless from any losses reasonably sustained by the Fund or its designee as the result of acting in reliance on such purchase order. Redemption orders that are transmitted to the Fund or its designee in accordance with
Section 1.1 shall be paid for no later than the end of the Business Day after the Fund receives notice of the order. Payments shall be made in federal funds transmitted by wire. In the event that the Fund or its designee shall fail to pay in a timely manner for any redemption order pursuant to Section 1.1, the Fund or its designee shall hold the Company harmless from any losses reasonably sustained by the Company as the result of acting in reliance on such redemption order.

     1.5 Issuance and transfer of Shares of the Portfolios will be by book entry only. Share certificates will not be issued to the Company or the Account. Shares ordered from the Fund will be recorded in the appropriate title for each Account or the appropriate sub-account of each Account.

     1.6 The Fund or its designee shall furnish prompt written notice to the Company of any income, dividends or capital gain distribution payable on Shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Fund shall notify the Company in writing of the number of Shares so issued as payment of such dividends and distributions.

     1.7 The Fund agrees that its Shares will be sold only to Participating Insurance Companies and their separate accounts. No Shares of any Portfolio will be sold directly to the general public. The Company agrees that Shares will be used only for the purposes of funding the Contracts under the Accounts listed in Schedule A, as amended from time to time.

     1.8 The Fund agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding conflicts of interest corresponding to those contained in Article 4 of this Agreement.

     1.9 The Fund reserves the right to reject any purchase orders, including exchanges for any reason, including if the Fund, in its sole opinion, believes the Company's Contract owner(s) is/are engaging in short-term or excessive trading into and out of a Portfolio or otherwise engaging in trading that may be disruptive to a Portfolio ("Market Timing"). The Company agrees to cooperate with the Underwriter and the Fund to monitor for Market Timing by its Contract owners, to provide such relevant information about Market Timers to the Fund as it may reasonably request, including but not limited to such Contract owner's identity, and to prevent Market Timing from occurring by or because of Contract owners. Failure of the Fund to reject any purchase orders that might be deemed to be Market Timing shall not constitute a waiver of the Fund's rights under this section. Pursuant to Rule 22c-2 of the 1940 Act, on behalf of the Fund, the Underwriter and the Company agree to comply with the terms included in the attached Schedule C as of the effective date of this Agreement.


                                   ARTICLE 2
                           OBLIGATIONS OF THE PARTIES

     2.1 Costs Borne by the Fund Resulting from Fund Disclosure Requirements

     (a) Periodic Fund Disclosure. The Fund will bear, or arrange for others to bear, the usual, customary and reasonable costs of preparing and filing with the SEC the Fund Prospectus, periodic reports to shareholders and other shareholder communications required to be produced and distributed as determined by the Fund as a result of periodic disclosure requirements to which the Fund is subject (collectively, "Periodic Fund Disclosure Materials").

     The usual, customary and reasonable costs of printing and distributing any Periodic Fund Disclosure Materials shall be allocated as described in Schedule E hereto.

     The Fund will provide to the Company in a timely fashion the information reasonably needed to distribute printed Periodic Fund Disclosure Materials or to make Periodic Fund Disclosure Materials available electronically.

     (b) Non-periodic Fund Disclosure Resulting from Fund-Driven Events. The Fund will bear, or arrange for others to bear, the usual, customary and reasonable costs of preparing and filing with the SEC the Fund Prospectus and any amendments or supplements thereto, fund proxy and similar materials such as voting solicitation instructions, and other shareholder communications required to be produced and distributed as determined by the Fund as a result of Fund changes driven by the Fund including, but not limited to, a liquidation of the assets and termination of its existence or other reorganization, or merger of the Fund; a change in the name, fund fees, investment strategy or objective or an investment adviser of the Fund; and any other Fund change not otherwise itemized herein (collectively "Fund-Driven Event Fund Disclosure Material").

     The usual, customary and reasonable costs of printing and distributing any Fund-Driven Event Fund Disclosure Materials shall be allocated as described in Schedule E hereto.

     The Fund will provide to the Company in a timely fashion the information reasonably needed to distribute printed Fund-Driven Event Fund Disclosure Materials or make such Fund-Driven Event Fund Disclosure Materials available electronically.

     The Fund will bear, or arrange for others to bear, the usual, customary and reasonable costs of proxy voting including, but not limited to, vote assembly, postage, processing, tabulation and project management.

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     2.2 Costs Borne by the Company Resulting from Account Disclosure
Requirements - Periodic Account Disclosure.

     The Company will bear, or arrange for others to bear, the usual, customary and reasonable costs of preparing and filing with the SEC the Account Prospectus, periodic reports to shareholders and other shareholder communications required to be produced and distributed as determined by the Company as a result of periodic disclosure requirements to which the Account is subject (collectively "Periodic Account Disclosure Materials").

     The Company will bear, or arrange for others (not including the Fund Parties) to bear, the usual, customary and reasonable costs of printing any Periodic Account Disclosure Materials; distributing any printed Periodic Account Disclosure Materials to Participants and prospective Contract owners, annuitants or participants (as appropriate) under the Contracts (collectively, "Prospects") including postage costs of mailing printed Periodic Account Disclosure Materials and making Periodic Account Disclosure Materials available electronically. At its option, the Company will, as appropriate:

     (a) set for printing and print as many copies of the Periodic Account Disclosure Materials as the Company may reasonably need for distribution to Participants or Prospects, and mail such materials; and

     (b) prepare the Periodic Account Disclosure Materials in electronic format, and make such materials available electronically.

     2.3 The Company shall furnish, or cause to be furnished, to the Fund or its designee, a copy of language that would be used in any prospectus for the Contracts or SAI for the Contracts in which the Fund or the Underwriter or BAL ("Fund Parties") is named prior to the filing of such document with the SEC.

     2.4 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund (which shall include any Portfolio thereof for purposes of this section, Underwriter or BAL or any entity with BlackRock in its name) is named ("Company Materials"), at least fifteen Business Days prior to its use. No such Company Materials shall be used if any of the Fund Parties reasonably objects to such use within fifteen Business Days after receipt of such material. The Fund or its designee reserves the right to review Company Materials at any time upon request made by the Fund or its designee to the Company and may reasonably object to the continued use of any Company Materials. No Company Materials shall be used if the Fund or its designee so objects. Notwithstanding the foregoing, the Company need not furnish, or cause to be furnished, to the Fund or its designee revisions to Company Materials previously approved by the Fund or its designee ("Updated Company Materials") unless the Company Materials on which they are based have been materially changed. The Fund or its designee also reserves the right to review Updated Company Materials at any time upon request made by the Fund or its designee to the Company. The Fund or its designee may reasonably object to the continued use of any Updated Company Materials. No Updated Company Materials shall be used if the Fund or its designee so objects.

     2.5 At the reasonable request of the Fund or its designee, the Company shall furnish, or shall cause to be furnished, as soon as practical, to the Fund or its designee copies of the following reports:

     (a) the Company's annual financial report (prepared under generally accepted accounting principles ("GAAP", if any);

     (b)  the Company's quarterly statements, if any;

     (c) any financial statement, proxy statement, notice or report of the Company sent to policyholders; and

     (d) any registration statement (without exhibits) and financial reports of the Company filed with any state insurance regulator.

     2.6 The Company shall not give any information or make any representations or statements on behalf of the Fund, Underwriter or BAL, or concerning the Fund, the Underwriter or BAL in connection with the Contracts other than information or representations contained in the registration statement or prospectus for the Shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Fund, Fund-sponsored proxy statements, or in sales literature or other promotional material approved by the Fund or Underwriter or the designee of either, except with the written permission of the Fund or Underwriter.

     2.7 The Fund or its designee shall furnish, or shall cause to be furnished, to the Company, each piece of sales literature or other promotional material in which the Company and/or the Account(s) is named ("Fund Materials") at least fifteen Business Days prior to its use. No such Fund Materials shall be used if the Company reasonably objects to such use within fifteen Business Days after receipt of such material. The Company reserves the right to review Fund Materials at any time upon request made by the Company to the Fund or its designee and may reasonably object to the continued use of any Fund Materials. No Fund Materials shall be used if the Company so objects. Notwithstanding the foregoing, the Fund or its designee need not furnish, or cause to be furnished, to the Company, revisions to Fund Materials previously approved by the Company ("Updated Fund Materials") unless the Fund Materials on which they are based have been materially changed. The Company also reserves the right to review Updated Fund Materials at any time, upon request, made by the Company to the Fund or its designee. The Company may reasonably object to the continued use of any Updated Fund Materials. No Updated Fund Materials shall be used if the Company so objects.

     2.8 Neither the Fund nor the Underwriter shall give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in the registration statements or Contract prospectuses (as such registration statements or Contract prospectuses may by amended or supplemented from time to time), except with the written permission of the Company.

     2.9 The Fund or its designee will provide the Company with at least one complete copy of all prospectuses, SAIs, annual reports, semi-annual reports, proxy statements, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.

     2.10 The Company will provide the Fund with at least one complete copy of all prospectuses, SAIs, annual reports, semi-annual reports, proxy statements, and all amendments to any of the above, that relate to the Contracts or each Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities or, if a Contract and its associated Account are exempt from registration, at the time such documents are first published.

     2.11 For purposes of this Article II, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to the public, and registration statements, SAIs, shareholder reports, and proxy materials.

     2.12 If the Fund, Underwriter and Company agree to distribute Fund summary prospectuses to Contract owners pursuant to Rule 498 of the 1933 Act, as set forth in Schedule D of this Agreement, then each party to the Agreement represents and warrants that it complies with the requirements of Rule 498 and applicable SEC guidance regarding the Rule in connection therewith, and that it maintains policies and procedures reasonably designed to ensure that it can meet its obligations in connection with Fund summary prospectuses. The parties agree to comply with the terms included in the attached Schedule D as of the effective date of this Agreement.

     2.13 Solely with respect to Contracts and Accounts that are subject to the 1940 Act, so long as, and to the extent that the SEC interprets the 1940 Act to require pass-through voting privileges for variable Contract owners: (a) the Company will provide pass-through voting privileges to owners of Contracts whose cash values are invested, through the Accounts, in Shares of the Fund; (b) the Fund shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund; and (c) with respect to each Account, the Company will vote Shares of the Fund held by the Account and for which no timely voting instructions from Contract owners are received, as well as Shares held by the Account that are owned by the Company for their general accounts, in the same proportion as the Company votes Shares held by the Account for which timely voting instructions are received from Contract owners. The Company reserves the right to vote Shares of the Fund held in any segregated asset account in its own right, to the extent permitted by law.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

     3.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of New York, with full power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement and has established each Account as a separate account under such law and the Accounts comply in all material respects with all applicable federal and state laws and regulations.

     3.2 The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a separate account for the Contracts. The Company further represents and warrants that the Contracts will be registered under the 1933 Act prior to any issuance or sale of the Contracts; the Contracts will be issued in compliance in all material respects with all applicable federal and state laws.

     3.3 The Fund represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the applicable provisions of the 1940 Act.

     3.4 The Fund represents and warrants that the Fund Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act, shall be duly authorized for issuance in compliance in all materials respects with all applicable federal and state securities laws, and that the Fund is registered under the 1940 Act. The Fund shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. If the Fund determines that notice filings are appropriate, the Fund shall use its best efforts to make such notice filings in accordance with the laws of such jurisdictions reasonably requested by the Company.

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     3.5 The Fund has adopted a Distribution Plan (the "Plan") with regard to the Class II and Class III shares of each Portfolio, pursuant to Rule 12b-1 under the Investment Company Act. The Fund represents and warrants that it has a board of directors, a majority of whom are not interested persons of the Fund, which has formulated and approved the Plan to finance distribution expenses of the Fund and that any changes to the Fund's Plan will be approved by a similarly constituted board of directors.

     3.6 The Underwriter represents and warrants that it is a member in good standing of FINRA and is registered as a broker-dealer with the SEC.

     3.7 The Underwriter represents and warrants that BAL is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that BAL shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

     3.8 The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Internal Revenue Code of 1986, as amended ("Code") and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply and maintain each Portfolio's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5 of the regulations under the Code. The Fund will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future. In the event of a breach of this Section 3.8 by the Fund, it will take all reasonable steps to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

     3.9 The Fund represents and warrants that each Portfolio is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Code, and represents that it will use its best efforts to qualify and to maintain such qualification (under Subchapter M or any successor or similar provision) of each Portfolio as a RIC. The Fund will notify the Company immediately in writing upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

     3.10 Subject to the Fund's compliance with Section 817(h) of the Code, the Company represents and warrants that the Contracts are currently, and at the time of issuance, will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Internal Revenue Code of 1986, as amended ("Code"). The Company will use its best efforts to maintain such treatment and shall notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     3.11 The Company agrees to comply with its obligations under applicable anti-money laundering ("AML") laws, rules and regulations, including but not limited to its obligations under the United States Bank Secrecy Act of 1970, as amended (by the USA PATRIOT Act of 2001 and other laws), and the rules, regulations and official guidance issued thereunder (collectively, the "BSA").

          (a) The Company agrees to undertake inquiry and due diligence regarding the customers to whom the Company offers and/or sells Portfolio shares or on whose behalf the Company purchases Portfolio shares and that the inquiry and due diligence is reasonably designed to determine that the Company is not prohibited from dealing with any such customer by (i) any sanction administered by the Office of Foreign

               Assets Control ("OFAC") of the U.S. Department of the Treasury (collectively, the "Sanctions"); or (ii) any of the Special Measures.

          (b) The Company hereby represents, covenants and warrants to the Fund and the Underwriter that:

                    (1) None of the Company's employees who are authorized in connection with their employment to transact business with the Fund or Underwriter in accounts in the Company's name, in any nominee name maintained for the Company, or for which the Company serves as financial institution of record, are designated or targeted under any of the Sanctions or Special Measures and that no transactions placed in any such accounts by any of the Company's authorized employees will contravene any of the Sanctions or Special Measures;

                    (2) As the Sanctions or Special Measures are updated, the Company shall periodically review them to confirm that none of the Company's employees that are authorized to transact business with the Fund or Underwriter are designated or targeted under any of the Sanctions or Special Measures; and

                    (3) The Company, including any of the Company's affiliates, does not maintain offices in any country or territory to which any of the Sanctions or Special Measures prohibit the export of services or other dealings.

     The Company agrees to notify the Fund and the Underwriter or the Portfolios' transfer agent promptly when and if it learns that the establishment or maintenance of any account holding, or transaction in or relationship with a holder of, Portfolio shares pursuant to this Agreement violates or appears to violate any applicable AML laws, rules, or regulations, or any of the Sanctions or Special Measures.

     3.12 The Company acknowledges and agrees that it is the responsibility of the Company to determine investment restrictions under state insurance law applicable to any Portfolio, and that the Fund shall bear no responsibility to the Company, for any such determination or the correctness of such determination. The Company has determined that the investment restrictions set forth in the current Fund Prospectus are sufficient to comply with all investment restrictions under state insurance laws that are currently applicable to the Portfolios as a result of the Accounts' investment therein. The Company shall inform the Fund of any additional investment restrictions imposed by state insurance law after the date of this Agreement that may become applicable to the Fund or any Portfolio from time to time as a result of the Accounts' investment therein. Upon receipt of any such information from the Company, the Fund shall determine whether it is in the best interests of shareholders to comply with any such restrictions. If the Fund determines that it is not in the best interests of shareholders to comply with a restriction determined to be applicable by the Company, the Fund shall so inform the Company, and the Fund and the Company shall discuss alternative accommodations in the circumstances.

     3.13 The Fund and Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     3.14 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, and that said bond is issued by a reputable bonding company, includes coverage for larceny and embezzlement, and is in an amount not less than $5 million. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.

                                   ARTICLE 4
                              POTENTIAL CONFLICTS

     4.1 The parties acknowledge that the Fund's Shares may be made available for investment to other Participating Insurance Companies. In such event, the Directors of the Fund will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company in writing if they determine that an irreconcilable material conflict exists and the implications thereof.

     4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Directors. The Company will assist the Directors in carrying out their responsibilities under the Shared Fund Exemptive Order by providing the Directors with all information reasonably necessary for them to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

     4.3 If it is determined by a majority of the Directors, or a majority of the Fund's Directors who are not affiliated with the Adviser or the Underwriter (the "Disinterested Directors"), that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Directors) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

     4.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within 30 days after the Fund gives written notice that this provision is being implemented, subject to applicable law but in any event consistent with the terms of the Shared Fund Exemptive Order. Until the end of such 30 day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares.

     4.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within 30 days after the Fund informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of such 30 day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

     4.6 For purposes of section 4.3 through 4.6 of this Agreement, a majority of the Disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within 30 days after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.

     4.7 Upon request, the Company shall submit to the Directors such reports, materials or data as the Directors may reasonably request so that the Directors may fully carry out the duties imposed upon them by the Shared Fund Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Directors.

     4.8 If and to the extent that (a) Rule 6e-2 and Rule 6e-3 (T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the application for the Shared Fund Exemptive Order) on terms and conditions materially different from those contained in the application for the Shared Fund Exemptive Order, or (b) the Shared Fund Exemptive Order is granted on terms and conditions that differ from those set forth in this Article 4, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary (a) to comply with Rules 6e-2 and 6e-3 (T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable, or (b) to conform this Article 4 to the terms and conditions contained in the Shared Fund Exemptive Order, as the case may be.

                                   ARTICLE 5
                                INDEMNIFICATION

     5.1 The Company agrees to indemnify and hold harmless the Fund Parties and each of their respective Directors, officers, employees and agents and each person, if any, who controls a Fund Party within the meaning of Section 15 of the 1933 Act (collectively the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses:

          (a) arise out of or are based upon any untrue statements of any material fact contained in the registration statement or prospectuses for the Contracts or in the Contracts themselves or in sales literature or other promotional material generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this
     Article 5), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Fund or Underwriter for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

          (b) arise out of or result from statements or representations (other than statements or representations contained in Fund Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

          (c) arise out of or result from any untrue statement of a material fact contained in Fund Documents as defined in Section 5.2(a) or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with written information furnished to the Fund or Underwriter by or on behalf of the Company; or

          (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

          (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

     5.2 The Underwriter and the Fund agree severally to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund Parties) or expenses (including the reasonable costs of investigating or defending any loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

          (a) arise out of or are based upon any untrue statements of any material fact contained in the registration statement or prospectus or sales literature or other promotional material for the Fund (or any amendment or supplement thereto) (collectively, "Fund Documents" for the purposes of this Article 5), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission was made in reliance upon and in conformity with written information furnished to the Fund Parties by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

          (b) arise out of or result from statements or representations (other than statements or representations contained in Company Documents) or wrongful conduct of the Fund, Underwriter or Adviser or persons under their respective control, with respect to the sale or acquisition of the Contracts or Shares; or

          (c) arise out of or result from any untrue statement of a material fact contained in Company Documents or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Fund, Underwriter or Adviser; or

          (d) arise out of or result from any failure by the Underwriter or the Fund to provide the services or furnish the materials required under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Section 3.8 of this Agreement); or

          (e) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter or the Fund.

     5.3 Neither the Company, the Underwriter nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     5.4 Neither the Company, the Underwriter nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

     5.5 In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in such action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                                   ARTICLE 6
                                  TERMINATION

     6.1 This Agreement may be terminated by either party for any reason by sixty (60) days' advance written notice delivered to the other party.

     6.2 This Agreement may be terminated at the option of either the Underwriter or the Fund upon institution of formal proceedings against the Company by FINRA, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Accounts, the administration of the Contracts or the purchase of the Shares which would, in the Fund's or the Underwriter's respective reasonable judgment, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder.

     6.3 This Agreement may be terminated at the option of the Company upon institution of formal proceedings against the Fund, Underwriter or Adviser by FINRA, the SEC, the insurance commission of any state or any other regulatory body regarding the duties of the Fund or Underwriter under this Agreement or related to the sale of Shares, the operation of the Fund or the administration of the Fund, which would, in the Company's reasonable judgment, materially impair the Fund's or Underwriter's ability to meet and perform their obligations and duties hereunder.

     6.4 This Agreement may be terminated at the option of the Fund or the Underwriter if the Internal Revenue Service determines that the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund or Underwriter reasonably believes that the Contracts may fail to so qualify or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law.

     6.5 This Agreement may be terminated by the Fund or the Underwriter, at either's option, if either the Fund or the Underwriter shall determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition, (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Fund or the Underwriter, or (3) the Company breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt by the Company of notice in writing from the Fund or Underwriter of such breach.

     6.6 This Agreement may be terminated by the Company, if the Company shall determine, in its sole judgment exercised in good faith, that either (1) the Fund, Underwriter or BAL have suffered a material adverse change in its business or financial condition, (2) the Fund, Underwriter or BAL shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company or the Account(s), or (3) the Fund or Underwriter breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt by the Fund or Underwriter, as applicable, of notice in writing from the Company of such breach.

     6.7 This Agreement may be terminated by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts.

     6.8 This Agreement may be terminated by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company.

     6.9 This Agreement may be terminated by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify.

     6.10 This Agreement may be terminated by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in
Section 3.8 of this Agreement.

     6.11 Notwithstanding any termination of this Agreement, the Fund and the Underwriter will, upon the mutual agreement of the parties, continue to make available additional Shares of the Portfolios of the Fund pursuant to the terms and conditions of this Agreement for up to two years, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if the Fund and Underwriter so agree to make additional Shares available, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

     6.12 The provisions of Articles 5 (Indemnification), 7 (Applicable Law), 8 (Notices), 9 (Miscellaneous) and Section 14 of Schedule C shall survive termination of this Agreement. In addition, all other applicable provisions of this Agreement shall survive termination as long as Shares are held on behalf of Contract owners in accordance with section 6.11, except that the Fund and Underwriter shall have no further obligation to make Shares available in Contracts issued after termination.

                                   ARTICLE 7
                                 APPLICABLE LAW

     7.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

     7.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 acts, applicable insurance law and regulations, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                                   ARTICLE 8
                                    NOTICES

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     To the Fund:                             With a copy to:
     BlackRock Variable Series Funds, Inc.    BlackRock, Inc.
     Attention:  Lisa Hill                    Attn: General Counsel
     Managing Director, U.S. Retail           40 East 52nd Street
     Business Analytics                       New York, NY  10022
     55 East 52nd Street
     New York, NY  10055

     To the Underwriter:                      With a copy to:
     BlackRock Investments, LLC               BlackRock Investments, LLC
     Attn: Frank Porcelli                     Attn: Rick Froio, CCO
     40 East 52nd Street                      One Financial Center
     New York, NY  10022                      Boston, MA  02110

     If to the Company:                       With a copy to:
     RiverSource Life Insurance Co.           RiverSource Life Insurance Co. of
       of New York                              New York
     1765 Ameriprise Financial Center         50605 Ameriprise Financial Center
     Minneapolis, MN  55474                   Minneapolis, MN  55474
     Attn: Lynn Murphy Abbott,                Attn: General Counsel
     Vice President - National Sales Manager
     and Fund Management

                                   ARTICLE 9
                                 MISCELLANEOUS

     9.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     9.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     9.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     9.4 The parties to this Agreement acknowledge and agree that the Fund is a Maryland corporation, and that all liabilities of the Fund arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the relevant Portfolio(s) of the Fund and that no Director, officer, agent or holder of Shares of the Fund shall be personally liable for any such liabilities.

     9.5 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     9.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, to which the parties hereto are entitled under state and federal laws.

     9.7 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

     9.8 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other parties.

     9.9 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties.

     9.10 This Agreement constitutes the entire agreement among the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.


     BLACKROCK VARIABLE SERIES FUNDS, INC.

     By:_____________________________________

     Name:___________________________________

     Title:__________________________________


     BLACKROCK INVESTMENTS, LLC

     By:_____________________________________

     Name: __________________________________

     Title:__________________________________


     RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK

     By:_____________________________________

     Name:___________________________________

     Title:__________________________________

                                   SCHEDULE A

        SEPARATE ACCOUNTS OF RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK

RiverSource of New York Variable Annuity Account
RiverSource of New York Account 4
RiverSource of New York Variable Annuity Account 2
RiverSource of New York Account 8

                                   SCHEDULE B

PORTFOLIOS AND CLASSES OF BLACKROCK VARIABLE SERIES FUNDS, INC. OFFERED TO SEPARATE ACCOUNTS OF RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK

Available share classes of:

FUND NAME
EQUITY FUNDS                                CLASS     CUSIP        TICKER
BlackRock Balanced Capital V.I. Fund        I         09253L108    AMBLI
BlackRock Basic Value V.I. Fund             I         09253L405    BAVLI
BlackRock Basic Value V.I. Fund             II        09253L504    BAVII
BlackRock Basic Value V.I. Fund             III       09253L603    BVIII
BlackRock Capital Appreciation V.I. Fund    I         09253L843    FDGRI
BlackRock Capital Appreciation V.I. Fund    III       09253L827    FGIII
BlackRock Equity Dividend V.I. Fund         I         09253L512    UTTLI
BlackRock Equity Dividend V.I. Fund         III       09253L488    UTIII
BlackRock Global Allocation V.I. Fund       I         09253L777    GLALI
BlackRock Global Allocation V.I. Fund       II        09253L769    GLAII
BlackRock Global Allocation V.I. Fund       III       09253L751    GAIII
BlackRock Global Opportunities V.I. Fund    I         09253L819    GLGRI
BlackRock Global Opportunities V.I. Fund    III       09253L785    GGIII
BlackRock International V.I. Fund           I         09253L645    IVVVI
BlackRock Large Cap Core V.I. Fund          I         09253L611    LGCCI
BlackRock Large Cap Core V.I. Fund          II        09253L595    LGCII
BlackRock Large Cap Core V.I. Fund          III       09253L587    LCIII
BlackRock Large Cap Growth V.I. Fund        I         09253L579    LGGGI
BlackRock Large Cap Growth V.I. Fund        III       09253L553    LGIII
BlackRock Large Cap Value V.I. Fund         I         09253L546    LCATT
BlackRock Large Cap Value V.I. Fund         II        09253L538    LCBTT
BlackRock Large Cap Value V.I. Fund         III       09253L520    LVIII
BlackRock Value Opportunities V.I. Fund     I         09253L470    SMCPI
BlackRock Value Opportunities V.I. Fund     II        09253L462    SMCII
BlackRock Value Opportunities V.I. Fund     III       09253L454    SCIII

FIXED INCOME FUNDS
BlackRock High Yield V.I. Fund              I         09253L710    HICUI
BlackRock Total Return V.I. Fund            I         09253L702    CRBDI
BlackRock Total Return V.I. Fund            III       09253L884    CBIII
BlackRock U.S. Government Bond V.I. Fund    I         09253L744    GVBDI

INDEX FUND
BlackRock S&P 500 Index V.I. Fund           I         09253L678    IDXVI
BlackRock S&P 500 Index V.I. Fund           II        09253L660    IXVII

MONEY MARKET FUND
BlackRock Money Market V.I. Fund *          I         09253L876    DMMKI

-------------
*    NO FEES SHALL BE PAID FOR THE BLACKROCK MONEY MARKET V.I. FUND

                                   SCHEDULE C

                            SHAREHOLDER INFORMATION

Shareholder Information Schedule entered into by and between BlackRock Variable Series Funds, Inc. (the "Fund"), BlackRock Investments, LLC and its successors, assigns and designees ("BRIL") and RiverSource Life Insurance Co. of New York (the "Insurer"), a New York Life Insurance Company.

For Schedule C, the following terms shall have the following meanings, unless a different meaning is clearly required by the contexts:

The term "Good Cause" means an instance where the Fund has experienced unusual levels or patterns of purchase or redemption activity and the Fund reasonably believes such activity is an indication that trading activity in an account is inconsistent with Fund policies, thereby requiring additional Shareholder information to investigate compliance with Fund policies.

The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by the Insurer on behalf of its separate accounts.

The term "Shareholder" means the holder of interests in a variable annuity or variable life insurance contract issued by the Insurer ("Contract"), or a participant in an employee benefit plan with a beneficial interest in a Contract.

The term "Shareholder-Initiated Transfer Purchase" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include the following: (i) transactions that are executed automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Fund as a result of "dollar cost averaging" programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (ii) transactions that are executed pursuant to a Contract death benefit; (iii) step-up in Contract value pursuant to a Contract death benefit; (iv) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, employer matching contributions, or planned premium payments to the Contract; or (v) prearranged transfers at the conclusion of a required free look period.

The term "Shareholder-Initiated Transfer Redemption" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, dollar-cost averaging programs, insurance company approved asset allocation programs or automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; (iv) as a result of payment of a death benefit from a Contract; or (v) as a result of loans.

The Fund, BRIL and the Insurer hereby agree as follows:

SHAREHOLDER  INFORMATION

1. AGREEMENT TO PROVIDE INFORMATION. The Insurer agrees to provide the Fund or its designee, upon written request of BRIL or the Fund, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government issued identifier ("GII") and the Contract owner number or participant account number associated with the Shareholder, if known, of any or all Shareholder(s) of the account, and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or the account (if known) and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account for Shareholder maintained by the Insurer during the period covered by the request. Unless otherwise specifically requested by the Fund for Good Cause, the Insurer shall only be required to provide information relating to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions.

2. PERIOD COVERED BY REQUEST. Requests must set forth a specific period, which generally will not exceed 90 days from the date of the request, for which transaction information is sought. BRIL and/or the Fund may request transaction information older than 90 days from the date of the request as they deem necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

3. TIMING OF REQUESTS. The Fund requests for Shareholder information shall be made no more frequently than quarterly except as the Fund has Good Cause that a more frequent request is necessary to enforce the Fund's restrictions on market timing and similar abusive transactions.

4. FORM AND TIMING OF RESPONSE.

(a) The Insurer agrees to provide the requested information specified in Section 1 that is on its books and records, promptly, but in any event not later than seven (7) business days after receipt of a request from the Fund, BRIL or their designee. If requested by the Fund, BRIL or their designee, the Insurer agrees to use its best efforts to determine promptly, but in any event not later than seven (7) business days after receipt of a request, whether any specific person about whom it has received the identification and transaction information specified in Section 1 is itself a financial intermediary (as defined in Rule 22c-2) ("indirect intermediary") and, upon further request of the Fund, BRIL or its designee, promptly, but in any event not later than seven (7) business days after receipt of a request, either (i) provide (or arrange to have provided) the information set forth in Section 1 for those Shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. The Insurer additionally agrees to inform the Fund whether it plans to perform (i) or (ii). (b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Fund, BRIL or their designee and the Insurer; and (c) To the extent practicable, the format for any transaction information provided to the Fund, BRIL or their designee should be consistent with the NSCC Standardized Data Reporting Format.

5. LIMITATIONS ON USE OF INFORMATION. BRIL and the Fund agree not to use the information received pursuant to this Agreement for any purpose other than as necessary to comply with the provisions of Rule 22c-2 or to fulfill other regulatory requests or legal requirements subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws. BRIL and the Fund further agree to protect the information provided pursuant to this Agreement, whether provided to BRIL or the Fund or their designee, with at least the same degree of care that is used to protect its own confidential and personally identifiable information, but in no event less than is required for compliance with all applicable laws.

6. BREACH OF SECURITY. The Fund has established and maintains procedures for the notification of affected persons in the event of a breach of security involving confidential information. BRIL and the Fund agree to notify the Insurer promptly following the discovery or notification of any material breach of security involving information provided to the Fund or its designee by the Insurer pursuant to this Schedule C. BRIL and the Fund agree to reimburse the Insurer, its affiliated entities, and all other entities acting on behalf of any of them against direct losses relating to such breach of security, including: (i) direct costs for the notification of any Shareholders whose information was subject to the breach of security; and (ii) any other direct costs that may be incurred, including, but not limited to, any fine, penalties, judgment or other losses, each to the extent relating to a breach of security involving information provided to the Fund or its designee pursuant to this Schedule C.

7. AGREEMENT TO RESTRICT TRADING. The Insurer agrees to execute written instructions from BRIL or the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by BRIL or the Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through Insurer's separate account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund. Unless otherwise directed by the Fund, any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer Purchases that are effected directly or indirectly through the Insurer. In no event shall such restrictions or prohibitions prohibit redemptions from the Fund. Instructions must be received by the Insurer at the following address, or such other address that the Insurer may communicate to BRIL or the Fund in writing from time to time, including, if applicable, an e-mail and/or facsimile telephone number:

                              RiverSource Life Insurance Co. of New York
                              9500 Ameriprise Financial Center
                              Minneapolis, MN 55474
                              jeremiah.j.bell@ampf.com
                              FAX: 612-671-5089

8. FORM OF INSTRUCTIONS. Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII and the specific individual Contract owner number or participant account number associated with the Shareholder, if known, and the specific restriction(s) to be executed, including how long the restriction(s) is(are) to remain in place. If the TIN, ITIN, GII or the specific individual Contract owner number or participant account number associated with the Shareholder is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates. Upon request of the Insurer, the Fund agrees to provide to the Insurer, along with any written instructions to prohibit further purchases or exchanges of Shares by Shareholder, information regarding those trades of the Contract owner that violated the Fund's policies relating to eliminating or reducing any dilution of the value of the Fund's outstanding Shares.

9. TIMING OF RESPONSE. The Insurer agrees to execute instructions to restrict or prohibit trading as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by Insurer.

10. CONFIRMATION BY INSURER. The Insurer must provide written confirmation to BRIL and the Fund that instructions to restrict or prohibit trading have been executed. The Insurer agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

11. FORCE MAJEURE. Notwithstanding any other provisions of this Schedule C to the contrary, neither Insurer, the Fund nor BRIL shall be liable for any delay (not to exceed fifteen (15) business days) in performance or non-performance, in whole or in part, resulting from such party's failure or inability to perform under this Schedule C because of acts of God, acts of governmental or military authority, national emergencies, insurrection, war, riots, equipment failure or damage beyond its reasonable control, or other causes beyond its reasonable control. This section 11 shall not excuse any party from any liability which results from failure to have in place reasonable disaster recovery and safeguarding plans adequate for protection of all data which each party to this Schedule C is responsible for maintaining.

12. MONITORING REQUIREMENT. Nothing in this Schedule C shall be construed as, or infer that Insurer has, undertaken any duty or obligation, whether express or implied, at law or in equity, to separately monitor for and detect trading activities inconsistent with or in violation of the Fund's policies and/or procedures on limiting the dilution of value of outstanding securities of the Fund.

13. CONSTRUCTION OF THE SCHEDULE; FUND PARTICIPATION AGREEMENT. This Schedule C supplements the Fund Participation Agreement. To the extent the terms of this Schedule C conflict with the terms of the Fund Participation Agreement, the terms of this Schedule C shall control.

14. TERMINATION. This Schedule C will terminate upon the termination of the Fund Participation Agreement (except for obligations arising from trading activities that occurred prior to such termination).

15. APPLICABLE LAW. This Schedule C shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

                                   SCHEDULE D

                            SUMMARY FUND PROSPECTUS

All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

1. For purposes of this Schedule D, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

2. The Fund shall provide the Company with copies of the Summary Prospectuses and any supplements thereto in the same manner and at the same times as the Agreement requires that the Fund provide the Company with Statutory Prospectuses.

3. The Fund and Underwriter represent and warrant that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Fund and its Portfolios. The Fund and Underwriter further represent and warrant that it has appropriate policies and procedures in place to ensure that such web site continuously complies with Rule 498.

4. The Fund agrees that the URL indicated on each Summary Prospectus will lead Contract owners directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Fund documents required to be posted in compliance with Rule 498.

5. The Fund and Underwriter represent and warrant that each will be responsible for compliance with the provisions of Rule 498(f)(i) involving Contract owner requests for additional Fund documents made directly to the Fund or the Underwriter, or one of their affiliates. The Fund and Underwriter further represent and warrant that any information obtained about Contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Fund documents.

6. The Company represents and warrants that it will respond to requests for additional Fund documents made by Contract owners directly to the Company or one of its affiliates.

7. The Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

8. At the Company's request, the Fund will provide the Company with URLs to the current Fund documents for use with Company's electronic delivery of Fund documents or on the Company's website. The Fund and Underwriter will each be responsible for ensuring the integrity of the URLs and for maintaining the Fund's current documents on the site to which such URLs originally navigate.

9. If the Fund determines that it will end its use of the Summary Prospectus delivery option, the Fund will provide the Company with at least 60 days' advance notice of its intent so that the Company can arrange to deliver a Statutory Prospectus in place of a Summary Prospectus. In order to comply with Rule 498(e)(1), the Fund shall continue to maintain its website in compliance with the requirements of this Agreement and Rule 498 for a minimum of 90 days after the termination of any such notice period.

10. The parties agree that all other provisions of the Agreement, including the Indemnification provisions, will apply to the terms of this Schedule D as applicable.

11. The parties agree that the Company is not required to distribute Summary Prospectuses to its Contract owners, but rather use of the Summary Prospectus will be at the discretion of the Company; provided that if the Company does not deliver the Summary Prospectus, it must deliver the Statutory Prospectus instead. The Company agrees that it will give the Fund sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectus.

                                   SCHEDULE E

                                    EXPENSES

     The Fund or its designee and the Company will coordinate the functions and pay the costs of completing these functions based upon an allocation of costs in the tables below. The term "Current" in this Schedule is defined as an existing Contract owner with value allocated to one or more Portfolios. The term "Prospective" in this Schedule is defined as a potential new Contract owner.
The term "Fund" in the column titled "Party Responsible for Expense" in this Schedule means the Fund and/or its designee (not including the Company).

        ITEM                       FUNCTION                                      PARTY RESPONSIBLE FOR EXPENSE
--------------------       --------------------------------------        -------------------------------------------
STATUTORY PROSPECTUS       Printing                                      Current: the Fund (the Company will
                                                                         choose to do the printing at Fund's expense
                                                                         subject to Article 2 and acknowledges that
                                                                         the Fund will provide Company with a PDF
                                                                         and will not be required to  print these
                                                                         documents, and the Fund will pay a
                                                                         proportionate amount of the Company's
                                                                         reasonable printing costs if there is a
                                                                         Combined Prospectus)*

                                                                         Prospective: the Company

                           Distribution (including                       Current: the Fund, provided that the Fund
                           postage)                                      shall pay a proportionate amount of the
                                                                         Company's reasonable distribution costs if
                                                                         there is a Combined Prospectus**

                                                                         Prospective: the Company
STATUTORY PROSPECTUS       Printing                                      Current: the Fund (the Company will
SUPPLEMENT                                                               choose to do the printing at Fund's expense
                                                                         subject to Article 2 and acknowledges that
                                                                         the Fund will provide the Company with a
                                                                         PDF and will not be required to  print these
                                                                         documents, and the Fund will pay a
                                                                         proportionate amount of the Company's
                                                                         reasonable printing costs if there is a
                                                                         Combined Prospectus)*

                                                                         Prospective: the Company

                           Distribution (including                       Current: the Fund, provided that the Fund
                           postage)                                      shall pay a proportionate amount of the
                                                                         Company's reasonable distribution costs if
                                                                         there is a Combined Prospectus**

                                                                         Prospective: Company

FUND SAI AND FUND SAI      Printing                                      The Company
SUPPLEMENTS
                           Distribution (including                       The Company
                           postage)

        ITEM                       FUNCTION                                      PARTY RESPONSIBLE FOR EXPENSE
-----------------------    -----------------------------------------     --------------------------------------------
PROXY MATERIAL FOR FUND    Printing, Distribution to                     The Fund
                           Current (including postage),
                           tabulation, solicitation

FUND ANNUAL &              Printing                                      Current: the Fund (The Company may
SEMI-ANNUAL REPORT                                                       choose to do the printing at Fund's expense
                                                                         subject to Article 2, and the Fund will pay a
                                                                         proportionate amount of the Company's
                                                                         reasonable printing costs if there is a
                                                                         Combined Report )*

                                                                         Prospective: the Company

                           Distribution (including                       Current: the Fund, provided that the Fund
                           postage)                                      shall pay a proportionate amount of the
                                                                         Company's reasonable distribution costs if
                                                                         there is a Combined Report**

                                                                         Prospective: the Company

CONTRACT PROSPECTUS        Printing and Distribution                     the Company
                           (including postage)

CONTRACT PROSPECTUS AND    Printing and Distribution                     the Company
SAI SUPPLEMENTS            (including postage)


CONTRACT SAI               Printing and Distribution                     the Company
                           (including postage)

OTHER COMMUNICATION TO     Printing and Distribution                     If Required by Law to be provided by the
PROSPECTIVE AND CURRENT    (including postage)                           Fund  or if required by the Fund - the Fund
                                                                         If Required by the Company - the
                                                                         Company

OPERATIONS OF THE FUND     All operations and related                    The Fund
                           expenses, including the cost of
                           registration and qualification of
                           Shares, taxes on the issuance or
                           transfer of Shares, cost of
                           management of the business
                           affairs of the Fund, and
                           expenses paid or assumed by
                           the Fund pursuant to any Rule
                           12b-1 plan

OPERATIONS OF THE          Federal registration of units of              the Company
ACCOUNTS                   separate account (24f-2 fees)

*    Printing:

     Combined Prospectus/Prospectus Supplement ("Combined Prospectus"): The Fund will pay the reasonable expenses of such printing to be proportionally borne by the Fund by applying the following formula: [A/B] x C where "A" equals the number of pages in the Combined Prospectus that is attributable to the Fund's prospectus, "B" equals the total number of pages of the Combined Prospectus, and "C" represents the total reasonable costs of printing the Combined Prospectus. The Company will provide the Fund with supporting documentation which is sufficient in the reasonable opinion of the Fund to enable the Fund or its designee to verify the expenses for which the Company requests reimbursement pursuant to the formula described above. For clarity, the Fund will only pay the costs described above with respect to printing the materials described above for existing Contract owners who own shares of the Fund and will not pay any costs in connection with printing such materials for prospective Contract owners. The Company agrees to use its best efforts to minimize any such expenses. If the Company prints such documents, Company agrees that any printer it selects shall be a reputable printer within the industry.

     Combined Fund Annual and Semi-annual Report (the "Combined Report"): The Fund will pay the reasonable expenses of such printing to be proportionally borne by the Fund by applying the following formula: [A/B] x C where "A" equals the number of pages in the Combined Report that is attributable to the Fund's Report, "B" equals the total number of pages of the Combined Report and "C" represents the total reasonable costs of printing the Combined Report. The Company will provide the Fund with supporting documentation which is sufficient in the reasonable opinion of the Fund to enable the Fund to verify the expenses for which the Company requests reimbursement pursuant to the formula described above. For clarity, the Fund will only pay the costs described above with respect to providing the materials described above to existing Contract owners who own shares of the Fund and will not pay any costs in connection with providing such materials to prospective Contract owners. The Company agrees to use its best efforts to minimize any such expenses. If the Company prints such documents, Company agrees that any printer it selects shall be a reputable printer within the industry.

**   Distribution:

     The Fund shall bear the reasonable expenses of distributing the Combined Prospectus and the Combined Report to Contract owners. The Fund will pay the reasonable expenses of postage and mailing expenses to be proportionally borne by the Fund by applying the following formula: [A/B] x C where "A" equals the aggregate number of prospectus/report in the Combined Prospectus/Combined Report that is distributed on behalf of the Fund, "B" equals the total number of prospectuses/reports in the Combined Prospectus/Report and "C" represents the total reasonable costs of distributing the Combined Prospectus/Report. The Company agrees to provide the Fund with such information as may reasonably be requested by the Fund to insure that the Fund's postage and mailing expenses do not include the cost of distributing the Combined Prospectus or Combined Report other than to existing Contract owners and do not include the cost of distributing materials to Contract owners who do not own shares of the Fund. The Company will provide the Fund with supporting documentation which is sufficient in the reasonable opinion of the Fund to enable the Fund to verify the expenses for which the Company requests reimbursement pursuant to the formula described above. For clarity, the Fund will only pay the costs described above with respect to providing the materials described above to existing Contract owners who own shares of the Fund and will not pay any costs in connection with providing such materials to prospective Contract owners. The Company agrees to use its best efforts to minimize any such expenses.